CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.1 to the Registration Statement of Cargo Connection Logistics Holding, Inc. on Form SB-2 (No. 333-131825) and the related prospectus, of our report dated May 18, 2006 relating to the consolidated financial statements schedule, which appears in such prospectus. We also consent to the reference to under the headings "Experts" and "Summary Financial Data" in such prospectus. However, it should be noted that Friedman LLP has not prepared or certified such "Summary Financial Data."

Friedman LLP

Friedman LLP
East Hanover, New Jersey
July 17, 2006